UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2025

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 13, 2025, Butler National Corporation’s Board of Directors (“Board”) created the position of Executive Chairman to lead the Board and named current director, Jeffrey D. Yowell, to the position. Consequently, Mr. Reedy no longer serves as the Board’s chairman.

Mr. Yowell is neither an employee, independent contractor, or executive officer of the corporation; however, the Executive Chairman will work with and support the corporation’s Chief Executive Officer in day-to-day and strategic responsibilities. In conjunction with Mr. Yowell’s additional responsibilities, the Butler National Corporation will compensate Mr. Yowell an additional $160,000 per year in addition to compensation paid to all directors (currently an annual amount equal to $90,000).

The Board has also determined that Mr. Yowell will no longer qualify as an independent director and has elected Joseph P. Daly as Lead Independent Director.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release Announcing Yowell as Executive Chairman.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: January 13, 2025	/s/Christopher J. Reedy
Christopher J. Reedy
Chief Executive Officer